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                                  January 25, 2000 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.23
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 15,650,451   7.464%    $   97,350    $   97,350   $  861,180       14,789,271
  R                100             0   7.464%             0             0            0                0
  B-1        5,257,000     2,088,049   7.464%        12,988        12,988       47,794        2,040,255
  B-2       13,142,815     5,220,246   7.464%        32,471        32,471      119,487        5,100,760

          $350,471,515    22,958,747             $  142,810    $  142,810   $1,028,461     $ 21,930,286




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